Execution Form

WAIVER AND ELEVENTH AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

        This Waiver and Eleventh Amendment to Fourth Amended and Restated Credit Agreement (this “Amendment”) dated as of July 15, 2004 (the “Amendment Effective Date”), is by and among MAGNUM HUNTER RESOURCES, INC., a Nevada corporation (the “Borrower”), each Bank (as defined in the Credit Agreement referred to below), DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly named Bankers Trust Company), individually, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and as letter of credit issuing bank (in such capacity, together with its successors in such capacity, the “Issuer”), BANK OF MONTREAL, as a co-syndication agent, and BANK OF AMERICA, N.A., individually and as a co-syndication agent (Bank of Montreal and Bank of America, N.A., each as a co-syndication agent, together with its respective successors, a “Co-Syndication Agent” and collectively, together with their respective successors, the “Co-Syndication Agents”), and BNP PARIBAS, a French bank acting through its Houston Agency, individually and as documentation agent (in such capacity, together with its successors in such capacity, the “Documentation Agent”).

R E C I T A L S:

        WHEREAS, the Borrower, each Bank then a party, the Administrative Agent, the other agents party thereto, and the Issuer have heretofore entered into that certain Fourth Amended and Restated Credit Agreement dated as of March 15, 2002 (the “Original Credit Agreement”), pursuant to which the Banks have agreed to make revolving credit loans to, and participate in letters of credit issued for, the benefit of the Borrower under the terms and provisions stated therein; and

        WHEREAS, the Original Credit Agreement has been amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of April 19, 2002, and by that certain Second Amendment to Fourth Amended and Restated Credit Agreement dated as of July 3, 2002, and by that certain Third Amendment to Fourth Amended and Restated Credit Agreement dated as of August 28, 2002, and by that certain Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of September 6, 2002, and by that certain Waiver and Fifth Amendment to Fourth Amended and Restated Credit Agreement dated as of November 20, 2002, and by that certain Waiver and Sixth Amendment to Fourth Amended and Restated Credit Agreement dated as of May 2, 2003, and by that certain Seventh Amendment to Fourth Amended and Restated Credit Agreement dated as of August 8, 2003, and by that certain Waiver and Eighth Amendment to Fourth Amended and Restated Credit Agreement dated as of October 31, 2003, and by that certain Ninth Amendment to Fourth Amended and Restated Credit Agreement dated as of December 10, 2003, and by that certain Tenth Amendment to Fourth Amended and Restated Credit Agreement dated as of April 30, 2004 (the Original Credit Agreement, as so amended, and as otherwise amended from time to time prior to the Amendment Effective Date, the “Credit Agreement”); and

        WHEREAS, Magnum Hunter Production, Inc. (“MHPI”), as buyer, and Tom Brown, Inc., a subsidiary of EnCana Corporation, as seller (“EnCana”), have entered into a certain Purchase and Sale Agreement dated as of June 18, 2004 (the “EnCana Agreement”) pursuant to which MHPI has agreed to purchase from EnCana those certain Oil and Gas Properties described therein (the “EnCana Properties” and the acquisition of the EnCana Properties by MHPI from EnCana, the “EnCana Acquisition”), subject to certain adjustments in accordance with the terms of the EnCana Agreement and reductions as a result of the exercise of certain preferential purchase rights applicable to the EnCana Properties (the EnCana Properties conveyed (or intended to be conveyed) by EnCana to MHPI after giving effect to any such adjustments or reductions being herein referred to as the “Acquired EnCana Properties”); and

        WHEREAS, on June 25, 2004, the Borrower sold 15 million shares of its common stock in an equity offering in exchange for approximately $147.6 million (net of underwriting discount), and the underwriters of such equity offering exercised their option to purchase an additional 2.25 million shares in exchange for approximately $22.1 million in additional proceeds, all of which in the aggregate yielded net proceeds to the Borrower of approximately $169.7 million (the “2004 Equity Offering”); and

        WHEREAS, the Borrower has requested that the Banks, the Agents and the Issuer waive the provisions of Section 7.2.6 of the Credit Agreement, which limits certain Restricted Payments (as defined therein), in order to permit the Borrower to use a portion of the proceeds of the 2004 Equity Offering to redeem and retire notes issued under the 2002 Indenture (“2002 Notes”) in an aggregate principal amount of up to $105,000,000 from and after the Amendment Effective Date through and including August 31, 2004 (the “Permitted 2004 Redemption”); and

        WHEREAS, the Borrower proposes that certain amendments and modifications be made to the Credit Agreement as set forth herein; and

        WHEREAS, subject to the terms and conditions of this Amendment, each of the Banks, the Administrative Agent and the Issuer have agreed to enter into this Amendment in order to effectuate such amendments and modifications;

        NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1.      Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement.

        Section 2.      Waiver of Section 7.2.6 of Credit Agreement.

(a) Section 7.2.6 of the Credit Agreement, which restricts the Borrower and any of its Restricted Subsidiaries from making any payment or prepayment of principal of, or making any payment of interest on, any Indebtedness on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Indebtedness, or which would violate the subordination provisions of any Subordinated Debt (except as expressly permitted by Section 7.2.6 of the Credit Agreement or as otherwise permitted in writing by the Administrative Agent with the consent of the Majority Banks), is hereby waived insofar as, and only insofar as, the Borrower or any of its Restricted Subsidiaries shall be permitted to redeem and retire 2002 Notes in an aggregate principal amount of up to $105,000,000 during the period from and after the Amendment Effective Date to (and including) August 31, 2004, provided, however, that no Event of Default shall have occurred and be continuing as of the date of such redemption and retirement.

(b) The parties hereto acknowledge and agree that the redemption of 2002 Notes by the Borrower or any of its Restricted Subsidiaries as permitted by this Section 2 shall not reduce the remaining availability of the Borrower or its Restricted Subsidiaries to make other Restricted Payments in accordance with, and to the extent permitted by, Section 7.2.6 of the Credit Agreement.

        Section 3.      Increase of Borrowing Base; Restriction on Borrowing Availability Pending Permitted 2004 Redemption.

(a) Subject to the restrictions on availability set forth in clause (b) of this Section 3, the Borrowing Base shall be increased to $380,000,000 from and after the Amendment Effective Date until the Borrowing Base shall be (i) reduced in accordance with clause (c) of this Section 3, (ii) increased in accordance with Section 4 of this Amendment, or (iii) otherwise redetermined in accordance with the Credit Agreement.

(b) Notwithstanding anything to the contrary in the Credit Agreement or this Amendment, the Borrower covenants and agrees that from and after the Amendment Effective Date until August 31, 2004, the Borrower shall maintain at all times sufficient availability under the Credit Agreement to redeem and retire 2002 Notes in a principal amount equal to the positive difference (if any) of (i) $105,000,000, minus (ii) the principal amount of all 2002 Notes redeemed or retired by the Borrower from and after the Amendment Effective Date as part of the Permitted 2004 Redemption, as evidenced by the written confirmation delivered in accordance with Section 8 of this Amendment.

(c) Unless the Borrowing Base shall have been redetermined in accordance with the Credit Agreement (in which case this Section 3(c) shall automatically become void), the Borrowing Base shall automatically be reduced on September 1, 2004 by an amount equal to (i) $105,000,000, minus (ii) the aggregate principal amount of 2002 Notes redeemed and retired as part of the Permitted 2004 Redemption, as evidenced by the written confirmation delivered in accordance with Section 8 of this Amendment, until the Borrowing Base shall be redetermined in accordance with Section 4 of this Amendment or otherwise in accordance with the Credit Agreement.

        Section 4.      Increase of Borrowing Base Upon Consummation of EnCana Acquisition. If the EnCana Acquisition shall have been consummated on or prior to August 31, 2004, then concurrently with the satisfaction of each of the conditions set forth in Section 7 of this Amendment, the Borrowing Base then in effect shall be automatically increased by an amount equal to:

(a) if the Acquired EnCana Properties constitute ninety percent (90%) or more of the total allocated value of all of the EnCana Properties (in accordance with the allocation of the “Purchase Price” (as defined in the EnCana Agreement) in accordance with Schedule 2.1 to the EnCana Agreement), $100,000,000, which Borrowing Base as so increased by such amount shall remain in effect until the Borrowing Base shall be redetermined in accordance with (i) Section 3(c) of this Amendment or (ii) the Credit Agreement; or

(b) if the Acquired EnCana Properties constitutes at least seventy percent (70%) but less than ninety percent (90%) of the total allocated value of all of the EnCana Properties (in accordance with the allocation of the “Purchase Price” (as defined in the EnCana Agreement) in accordance with Schedule 2.1 to the EnCana Agreement) (such percentage being referred to in this clause (b) as the “Borrowing Base Adjustment Percentage”), $100,000,000 multiplied by the Borrowing Base Adjustment Percentage (expressed as a decimal), which Borrowing Base as so increased by such amount shall remain in effect until the Borrowing Base shall be redetermined in accordance with (i) Section 3(c) of this Amendment or (ii) the Credit Agreement; or

(c) if the Acquired EnCana Properties constitute less than seventy percent (70%) of the total allocated value of all of the EnCana Properties (in accordance with the allocation of the “Purchase Price” (as defined in the EnCana Agreement) in accordance with Schedule 2.1 to the EnCana Agreement) $0, provided that in such case, the Borrower agrees promptly to provide to the Administrative Agent and the Banks a Reserve Report including, without limitation, the Acquired EnCana Properties, and the Administrative Agent and the Banks agree to redetermine the Borrowing Base in accordance with the Section 2.8.2 of the Credit Agreement.

        Section 5.      General Provisions Regarding Redeterminations of the Borrowing Base. Both the Borrower, on the one hand, and the Administrative Agent, the Issuer and the Banks, on the other hand, agree that:

(a) none of the redeterminations of, or adjustments to, the Borrowing Base pursuant to Sections 3 and 4 of this Amendment shall constitute a special redetermination of the Borrowing Base pursuant to Section 2.8.3 of the Credit Agreement; and

(b) the order of the consummation of the Permitted 2004 Redemption (or any part thereof) and the satisfaction of all of the conditions set forth in Section 7 of this Amendment shall not affect the implementation of the redeterminations of the Borrowing Base set forth in the foregoing Sections 3 and 4 of this Amendment.

        Section 6.      Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) Executed Amendment. The Administrative Agent shall have received a counterpart of this Amendment duly executed by the Borrower and each Bank and duly acknowledged by each of the Guarantors.

(b) Other Conditions. The Borrower shall have confirmed and acknowledged to the Agents, the Issuer and the Banks, and by its execution and delivery of this Amendment the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Banks, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower; (ii) the Credit Agreement and each other Loan Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity; (iii) the representations and warranties by the Borrower contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof; and (iv) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents.

        Section 7.      Conditions to Incremental Borrowing Base Increase Upon EnCana Acquisition.

(a) The Borrower covenants and agrees that concurrently with the consummation of the EnCana Acquisition and as a condition to the effectiveness of the increase in the Borrowing Base set forth in Section 4 of this Amendment, the Borrower shall deliver each of the following items to the Administrative Agent:

(i)	a true and complete copy of the fully executed EnCana Agreement, together with any disclosure schedules delivered pursuant thereto;

(ii)	a certificate of an Authorized Officer of the Borrower setting forth the percentage the numerator of which is the allocated value of the Acquired EnCana Properties and the denominator of which is the total allocated value of all of the EnCana Properties (each determined based on the allocation of the “Purchase Price” (as defined in the EnCana Agreement) in accordance with Schedule 2.1 to the EnCana Agreement));

(iii)	true and complete copies of the fully executed conveyance documents pursuant to which EnCana transfers, assigns and conveys to MHPI the Acquired EnCana Properties, together with evidence that the EnCana Acquisition has become effective in accordance with the terms of the EnCana Agreement and all requirements of Law;

(iv)	releases of all Liens, if any, in favor of others burdening the Acquired EnCana Properties at the time of their acquisition by MHPI (other than Excepted Liens); and

(v)	Mortgages to the extent required by Section 7.1.7 of the Credit Agreement granting to the Administrative Agent as agent for the Banks and the Issuer a first and prior Lien on the Acquired EnCana Properties.

(b) The Administration Agent shall deliver prompt written notice to the Banks upon the receipt from the Borrower of all of the items set forth in clause (a).

        Section 8.       Condition Subsequent. The Borrower covenants and agrees that:

(a) not later than five (5) Business Days immediately following the Amendment Effective Date the Borrower shall deliver a notice of redemption under Section 3.04 of the 2002 Indenture by which the Borrower shall notify the holders of the 2002 Notes that the Borrower is redeeming 2002 Notes having a principal amount equal to up to $105,000,000;

(b) promptly following the redemption and retirement of any 2002 Notes, the Borrower covenants to deliver to the Administrative Agent a certificate of an Authorized Officer of the Borrower setting forth the principal amount of all 2002 Notes that have been redeemed and retired by the Borrower since the Amendment Effective Date in accordance with the 2002 Indenture, together with such other related materials evidencing such redemption and retirement as the Administrative Agent may request in its sole discretion; and

(c) not later than sixty (60) days immediately following the consummation of the EnCana Acquisition and the increase in the Borrowing Base pursuant to Section 4 of this Amendment, the Borrower shall deliver or cause to be delivered favorable title opinions or other title examination and title due diligence reports satisfactory to the Administrative Agent covering not less than 80% of the value of the Acquired EnCana Properties showing title vested in EnCana or MHPI.

        Section 9.      Fees.

(a) Concurrently with the effectiveness of this Amendment, the Borrower shall pay to the Administrative Agent for the account of each Bank a fee equal to one-quarter of one percent (0.25%) of each Bank’s respective Percentage of $105,000,000.

(b) Concurrently with the consummation of the EnCana Acquisition and the increase in the Borrowing Base pursuant to Section 4 of this Amendment, the Borrower shall pay to the Administrative Agent for the account of each Bank a fee equal to one-quarter of one percent (0.25%) of each Bank’s respective Percentage of the amount by which the Borrowing Base is increased in accordance with Section 4 of this Amendment; provided that for the avoidance of doubt, the Borrower acknowledges and agrees that the fee payable to each Bank in accordance with clause (b) of this Section 9 shall apply to any increase in the Borrowing Base following a redetermination in accordance with clause (c) of Section 4 of this Amendment.

        Section 10.      Ratification of Credit Agreement. Except as expressly amended, modified or waived by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects and shall continue in full force and effect.

        Section 11.      Expenses. The Borrower agrees to pay on demand all expenses set forth in Section 10.3 of the Credit Agreement.

        Section 12.      Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “this Agreement”, “this Note”, “this Mortgage”, “this Guaranty”, “this Pledge Agreement”, “hereunder”, “hereof” or words of like import, referring to such Loan Document, and each reference in each other Loan Document to “the Credit Agreement”, “the Notes”, “the Mortgages”, “the Guaranty”, “the Pledge Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Notes, or the Mortgage, the Guaranty, the Pledge Agreement or any of them, shall mean and be a reference to such Loan Document, the Credit Agreement, the Notes, the Mortgage, the Guaranty, the Pledge Agreement or any of them, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Banks under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

        Section 13.      Severability. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.

        Section 14.      Applicable Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT DELIVERED PURSUANT HERETO SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW, EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

        Section 15.      Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agents, the Issuer, the Banks and the Borrower and their respective successors and assigns.

        Section 16.      Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        Section 17.      NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE MATTERS HEREIN CONTAINED, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow]

EXECUTED as of the day and year first above written.

BORROWER: MAGNUM HUNTER RESOURCES, INC. By: Name: Howard M. Tate Title: Vice President of Finance
AGENTS, BANKS AND ISSUER

DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly named Bankers
Trust Company), as Administrative Agent, Collateral Agent,
Issuer and a Bank

By:
Name: Marcus Tarkington
Title: Director
BNP PARIBAS, as Documentation Agent and a Bank By: Name: Title: - and - By: Name: Title:
BANK OF AMERICA, N.A., as Co-Syndication Agent and a Bank By: Name: Title:
BANK OF MONTREAL, as Co-Syndication Agent By: Name: Title:
HARRIS NESBITT FINANCING, INC., (formerly known as BMO Nesbitt Burns Financing, Inc.), as a Bank By: Name: Title:
FORTIS CAPITAL CORP., as a Bank By: Name: Title: - and - By: Name: Title:
BANK OF SCOTLAND, as a Bank By: Name: Title:
BANK OF NOVA SCOTIA, as a Bank By: Name: Title:
UNION BANK OF CALIFORNIA, N.A., as a Bank By: Name: Title:
COMPASS BANK, as a Bank By: Name: Title:
COMERICA BANK, successor by merger with Comerica Bank-Texas, as a Bank By: Name: Title:
WASHINGTON MUTUAL BANK, FA, as a Bank By: Name: Title:
HIBERNIA NATIONAL BANK, as a Bank By: Name: Title:
U.S. BANK NATIONAL ASSOCIATION, as a Bank By: Name: Title:
CIBC INC., as a Bank By: Name: Title:
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Bank By: Name: Title:
SOUTHWEST BANK OF TEXAS N.A., as a Bank By: Name: Title:
STERLING BANK, as a Bank By: Name: Title:
SOCIETE GENERALE, as a Bank By: Name: Title:

ACKNOWLEDGMENT BY GUARANTORS

        Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Waiver and Eleventh Amendment to Fourth Amended and Restated Credit Agreement dated as of July 15, 2004 (the “Eleventh Amendment”), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Eleventh Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party, and (iv) represents and warrants that (a) no Default or Event of Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the Eleventh Amendment.

        Executed to be effective as of July 15, 2004.

GUARANTORS:

HUNTER GAS GATHERING, INC.
GRUY PETROLEUM MANAGEMENT CO.
MAGNUM HUNTER PRODUCTION, INC.
CONMAG ENERGY CORPORATION
TRAPMAR PROPERTIES, INC.
PINTAIL ENERGY, INC.
PRIZE OPERATING COMPANY
PEC (DELAWARE), INC.
OKLAHOMA GAS PROCESSING, INC.

By:
Name: Howard M. Tate
Title: Vice President of Finance
PRIZE ENERGY RESOURCES, L.P. By: Prize Operating Company, as its general partner By: Name: Howard M. Tate Title: Vice President of Finance